Exhibit 10.73

SUMMARY OF NAMED EXECUTIVE OFFICERS’COMPENSATION FOR 2008

The Registrant’s Board of Directors approved certain components of the compensation to be paid for the annual period from March 16, 2008 to March 15, 2009 (“2008/2009 Compensation”) to the Registrant’s executive officers.  Bonus amounts for 2007 service have also been approved.  A summary of the compensation to be paid to the individuals who will be the “Named Executives” whose compensation will be disclosed in the Registrant’s 2008 proxy statement is as follows:

EXECUTIVE OFFICERS:

1.           Edward J. Pettinella – President and Chief Executive Officer.  While Mr. Pettinella has an Employment Agreement that has previously been filed with the Securities and Exchange Commission, the following items of compensation were subject to the discretion of the Compensation Committee of the Board of Directors, which has determined Mr. Pettinella’s 2008/2009 Compensation to be as follows:

Base Salary:   $550,000 annually

Incentive Compensation:    A bonus factor of 13 will be applied to Mr. Pettinella’s 2008/2009 base salary to determine his 2008 incentive compensation (payable in 2009) pursuant to the Incentive Compensation Plan.  Payment of 100% of Mr. Pettinella’s incentive compensation is completely in the discretion of the Compensation Committee.

Restricted Stock:   To be determined.

Stock Options:   To be determined.

Bonus for 2007 service:  $ 640,947.43

2.           David P. Gardner – Chief Financial Officer and Executive Vice President.

Base Salary:    $320,000 annually

Incentive Compensation:   A bonus factor of 9 will be applied to Mr. Gardner’s 2008/2009 base salary pursuant to the Incentive Compensation Plan to determine his 2008 incentive compensation payable in 2009.  Payment of 50% of Mr. Gardner’s incentive compensation is within the discretion of other members of senior management.

Restricted Stock:   To be determined.

Stock Options:   To be determined.

Bonus for 2007 service:  $281,246.16

Exhibit 10.73 - Page 1

3.           Ann M. McCormick – General Counsel, Executive Vice President and Secretary.

Base Salary:    $272,000 annually

Incentive Compensation:    A bonus factor of 9 will be applied to Mrs. McCormick’s 2008/2009 base salary pursuant to the Incentive Compensation Plan to determine her 2008 incentive compensation payable in 2009.  Payment of 50% of Mrs. McCormick’s incentive compensation is within the discretion of other members of senior management.

Restricted Stock:   To be determined.

Stock Options:  To be determined.

Bonus for 2007 service:  $240,575.53

4.           Scott A. Doyle – Senior Vice President.

Base Salary:    $250,000 annually

Incentive Compensation:  A bonus factor of 7 will be applied to Mr. Doyle’s 2008/2009 base salary pursuant to the Incentive Compensation Plan to determine his 2008 incentive compensation payable in 2009.  Payment of 50% of Mr. Doyle’s incentive compensation is within the discretion of other members of senior management.

Restricted Stock:   To be determined.

Stock Options:   To be determined.

Bonus for 2007 service:  $157,055.24

5.           John E. Smith – Senior Vice President

Base Salary:    $240,000 annually

Incentive Compensation:    A bonus factor of 7 will be applied to Mr. Smith’s 2008/2009 base salary pursuant to the Incentive Compensation Plan to determine his 2008 incentive compensation payable in 2009.  Payment of 50% of Mr. Smith’s incentive compensation is within the discretion of other members of senior management.

Restricted Stock:   To be determined.

Stock Options:   To be determined.

Bonus for 2007 service:  $150,060.31

Exhibit 10.73 - Page 2